UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

  FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2015, First Community Bancshares, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“Nasdaq”) of the death of Franklin P. Hall on May 25, 2015. At the time of his death, Mr. Hall was a director of the Company and a member of its Audit Committee. In that notice, the Company further notified Nasdaq that as a result of Mr. Hall’s passing the Company temporarily no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

On June 1, 2015, the Company filed a Form 8-K with the Securities and Exchange Commission announcing the passing of Mr. Hall. On June 8, 2015, the Company received notice (the “Notice”) from Nasdaq confirming that, due to Mr. Hall’s passing, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

Consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance with the independent director and audit committee requirements. Pursuant to the Notice, the Company will have until the earlier of the Company’s next annual shareholders’ meeting or May 26, 2016, to regain compliance with this listing rule. The Company fully intends to regain compliance with the director and audit committee requirements substantially before such cure period expires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	June 9, 2015	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer